UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
COMPASS DIVERSIFIED HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	57-6218917

(State of incorporation or organization)	(I.R.S. Employer Identification No.)
COMPASS GROUP DIVERSIFIED HOLDINGS LLC

(Exact name of registrant as specified in its charter)

Delaware	20-3812051

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Sixty One Wilton Road, Second Floor, Westport, Connecticut	06880

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each class to be so registered	each class is to be registered
Shares representing beneficial interests in Compass Diversified Holdings	New York Stock Exchange, Inc.

Trust Interests of Compass Group Diversified Holdings LLC	New York Stock Exchange, Inc.
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this Form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act:     None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to Be Registered.
     The securities registered hereby are the shares representing undivided beneficial interests in Compass Diversified Holdings (the “Shares”) and the trust interests of Compass Group Diversified Holdings LLC (the “Trust Interests”). The description of the Shares and the Trust Interests set forth under the caption “Description of Shares” in the prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registration Statement on Form S-3 (File Nos. 333-159339 and 333-159339-01), as initially filed with the SEC on May 19, 2009, is hereby incorporated by reference herein.

Item 2.	Exhibits.
     Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2010	COMPASS DIVERSIFIED HOLDINGS By: COMPASS GROUP DIVERSIFIED HOLDINGS LLC as Sponsor
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 25, 2010	COMPASS GROUP DIVERSIFIED HOLDINGS LLC
	By:	/s/ James J. Bottiglieri
James J. Bottiglieri
Chief Financial Officer